Exhibit 99.1

Intercontinental Exchange Reports Strong First Quarter 2022

• 1Q22 net revenues of $1.9 billion, +6% y/y

Jeffrey C. Sprecher,

ICE Chairman & Chief Executive Officer, said,

"We are pleased to report our first quarter results including another quarter of revenue and earnings per share growth. A dynamic macro environment and strong secular tailwinds across our business continue to drive customers to our diverse, liquid markets and our mission-critical data and technologies to manage risk and capture efficiencies. Importantly, the "all-weather" nature of our business model enabled us to grow through geopolitical unrest, inflationary concerns and rising interest rates. We remain focused on innovating across asset classes to serve the needs of our customers and deliver growth for stockholders."

• 1Q22 GAAP diluted EPS of $1.16, +2% y/y

• 1Q22 adj. diluted EPS of $1.43, +7% y/y

• 1Q22 operating income of $992 million, +11% y/y; adjusted operating income of $1.2 billion, +8% y/y

• 1Q22 operating margin of 52%; adj. operating margin of 61%

• 1Q22 operating cash flow of $756 million; $689 million returned to stockholders through dividends and stock repurchases

ATLANTA & NEW YORK, May 5, 2022 - Intercontinental Exchange (NYSE: ICE), a leading global provider of data, technology and market infrastructure, today reported financial results for the first quarter of 2022. For the quarter ended March 31, 2022, consolidated net income attributable to ICE was $657 million on $1.9 billion of consolidated revenues, less transaction-based expenses. First quarter GAAP diluted earnings per share (EPS) were $1.16. Adjusted net income attributable to ICE was $804 million in the first quarter and adjusted diluted EPS were $1.43. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and free cash flow.

Warren Gardiner, ICE Chief Financial Officer, added: "In the first quarter, we once again grew revenues, operating income and cash flows. This performance was driven by compounding recurring revenue growth across segments combined with growth in our diverse transaction-based businesses. Additionally, our strong cash generation enabled us to return $689 million to stockholders while continuing to invest in the future growth of our business."

First Quarter 2022 Business Highlights

$ (in millions)	Net Revenue	Op Margin	Adj Op Margin
	1Q22
Exchanges	$1,083	72%	74%
Fixed Income and Data Services	$509	30%	40%
Mortgage Technology	$307	17%	49%
Consolidated	$1,899	52%	61%

	1Q22	1Q21	% Chg
Recurring Revenue	$921	$845	9%
Transaction Revenue, net	$978	$952	3%

First quarter consolidated net revenues were $1.9 billion, up 6% year-over-year including exchange net revenues of $1.1 billion, fixed income and data services revenues of $509 million and mortgage technology revenues of $307 million. Consolidated operating expenses were $907 million for the first quarter of 2022. On an adjusted basis, consolidated operating expenses were $746 million. Consolidated operating income for the first quarter was $992 million and the operating margin was 52%. On an adjusted basis, consolidated operating income for the first quarter was $1.2 billion and the adjusted operating margin was 61%.

Exchanges Segment Results

First quarter exchange net revenues were $1.1 billion. Exchange operating expenses were $299 million and on an adjusted basis, were $283 million in the first quarter. Segment operating income for the first quarter was $784 million and the operating margin was 72%. On an adjusted basis, operating income was $800 million and the adjusted operating margin was 74%.

$ (in millions)	1Q22	1Q21	% Chg
Revenue, net:
Energy	$353	$310	14%
Ags and Metals	61	59	3%
Financials(1)	130	105	24%
Cash Equities and Equity Options	99	102	(3)%
OTC and Other(2)	97	77	25%
Data and Connectivity Services	214	207	4%
Listings	129	114	13%
Segment Revenue	$1,083	$974	11%

Recurring Revenue	$343	$321	7%
Transaction Revenue, net	$740	$653	13%

(1) Financials include interest rates and other financial futures and options.

(2) OTC & other includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Fixed Income and Data Services Segment Results

First quarter fixed income and data services revenues were $509 million. Fixed income and data services operating expenses were $354 million and adjusted operating expenses were $305 million in the first quarter. Segment operating income for the first quarter was $155 million and the operating margin was 30%. On an adjusted basis, operating income was $204 million and the adjusted operating margin was 40%.

$ (in millions)	1Q22	1Q21	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$15	$14	9%	9%
CDS Clearing	72	55	32%	33%
Fixed Income Data and Analytics	277	264	5%	5%
Other Data and Network Services	145	135	7%	8%
Segment Revenue	$509	$468	9%	9%

Recurring Revenue	$422	$399	6%	6%
Transaction Revenue	$87	$69	27%	28%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 1Q21, 1.3792 and 1.2060, respectively.

Mortgage Technology Segment Results

First quarter mortgage technology revenues were $307 million. Mortgage technology operating expenses were $254 million and adjusted operating expenses were $158 million in the first quarter. Segment operating income for the first quarter was $53 million and the operating margin was 17%. On an adjusted basis, operating income was $149 million and the adjusted operating margin was 49%.

$ (in millions)	1Q22	1Q21	% Chg
Revenue:
Origination Technology	$203	$254	(20)%
Closing Solutions	70	70	—%
Data and Analytics	20	18	6%
Other	14	13	13%
Segment Revenue	$307	$355	(13)%

Recurring Revenue	$156	$125	24%
Transaction Revenue	$151	$230	(34)%

Other Matters

•	The effective tax rate for the first quarter of 2022 was 20%.
•	Operating cash flow in the first quarter of 2022 was $756 million and free cash flow was $660 million.
•	Unrestricted cash was $638 million and outstanding debt was $14.2 billion as of March 31, 2022.
•	Through the first quarter of 2022, ICE repurchased $475 million of its common stock and paid $214 million in dividends.

Financial Guidance

•	ICE's second quarter 2022 GAAP operating expenses are expected to be in a range of $900 million to $910 million. Adjusted operating expenses(1) are expected to be in a range of $740 million to $750 million.
•	ICE's second quarter 2022 GAAP non-operating expense(2) is expected to be in the range of $135 million to $140 million. Adjusted non-operating expense is expected to be in the range of $100 million to $105 million.
•	ICE's diluted share count for the second quarter is expected to be in the range of 558 million to 564 million weighted average shares outstanding, excluding the impact of any potential share repurchases.

(1) 2022 and 2Q22 non-GAAP operating expenses exclude amortization of acquisition-related intangibles and Ellie Mae transaction and integration costs.

(2) Non-operating income / expense includes interest income, interest expense and net other income. Non-GAAP non-operating expense excludes the equity earnings from unconsolidated investees.

Earnings Conference Call Information

ICE will hold a conference call today, May 5, 2022, at 8:30 a.m. ET to review its first quarter 2022 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 844-512-2926 from the United States or 412-317-6300 from outside of the United States. Telephone participants are required to provide the participant entry number 9429379 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the second quarter 2022 earnings has been scheduled for August 4th, 2022 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: https://ir.theice.com/investor-resources/supplemental-information/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
Revenues:	2022	2021
Exchanges	$1,643	$1,606
Fixed income and data services	509	468
Mortgage technology	307	355
Total revenues	2,459	2,429
Transaction-based expenses:
Section 31 fees	51	125
Cash liquidity payments, routing and clearing	509	507
Total revenues, less transaction-based expenses	1,899	1,797
Operating expenses:
Compensation and benefits	359	354
Professional services	34	44
Acquisition-related transaction and integration costs	9	18
Technology and communication	175	162
Rent and occupancy	21	21
Selling, general and administrative	55	51
Depreciation and amortization	254	255
Total operating expenses	907	905
Operating income	992	892
Other income (expense):
Interest income	1	—
Interest expense	(103)	(107)
Other income, net	(58)	48
Other income (expense), net	(160)	(59)
Income before income tax expense	832	833
Income tax expense	165	183
Net income	$667	$650
Net income attributable to non-controlling interest	(10)	(4)
Net income attributable to Intercontinental Exchange, Inc.	$657	$646

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$1.17	$1.15
Diluted	$1.16	$1.14
Weighted average common shares outstanding:
Basic	561	562
Diluted	564	565

Consolidated Balance Sheets

(In millions)

	As of
	March 31, 2022	As of
	(Unaudited)	December 31, 2021
Assets:
Current assets:
Cash and cash equivalents	$638	$607
Short-term restricted cash and cash equivalents	1,101	1,035
Cash and cash equivalent margin deposits and guaranty funds	161,147	145,936
Invested deposits, delivery contracts receivable and unsettled variation margin	3,776	4,493
Customer accounts receivable, net	1,696	1,208
Prepaid expenses and other current assets	1,020	1,021
Total current assets	169,378	154,300
Property and equipment, net	1,733	1,699
Other non-current assets:
Goodwill	21,141	21,123
Other intangible assets, net	13,576	13,736
Long-term restricted cash and cash equivalents	405	398
Other non-current assets	2,255	2,246
Total other non-current assets	37,377	37,503
Total assets	$208,488	$193,502

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$733	$703
Section 31 fees payable	50	57
Accrued salaries and benefits	148	354
Deferred revenue	589	194
Short-term debt	1,777	1,521
Margin deposits and guaranty funds	161,147	145,936
Invested deposits, delivery contracts payable and unsettled variation margin	3,776	4,493
Other current liabilities	259	153
Total current liabilities	168,479	153,411
Non-current liabilities:
Non-current deferred tax liability, net	4,011	4,100
Long-term debt	12,401	12,397
Accrued employee benefits	195	200
Non-current operating lease liability	288	252
Other non-current liabilities	411	394
Total non-current liabilities	17,306	17,343
Total liabilities	185,785	170,754
Commitments and contingencies
Redeemable non-controlling interest in consolidated subsidiaries	—	—
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(6,064)	(5,520)
Additional paid-in capital	14,153	14,069
Retained earnings	14,793	14,350
Accumulated other comprehensive loss	(221)	(196)
Total Intercontinental Exchange, Inc. stockholders’ equity	22,667	22,709
Non-controlling interest in consolidated subsidiaries	36	39
Total equity	22,703	22,748
Total liabilities and equity	$208,488	$193,502

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2022	2021	2022	2021	2022	2021	2022	2021
Total revenues, less transaction-based expenses	$1,083	$974	$509	$468	$307	$355	$1,899	$1,797
Operating expenses	299	321	354	335	254	249	907	905
Less: Amortization of acquisition-related intangibles	16	18	49	45	88	95	153	158
Less: Transaction and integration costs	—	5	—	—	8	13	8	18
Adjusted operating expenses	$283	$298	$305	$290	$158	$141	$746	$729
Operating income	$784	$653	$155	$133	$53	$106	$992	$892
Adjusted operating income	$800	$676	$204	$178	$149	$214	$1,153	$1,068
Operating margin	72%	67%	30%	28%	17%	30%	52%	50%
Adjusted operating margin	74%	69%	40%	38%	49%	60%	61%	59%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net income attributable to ICE	$657	$646
Add: Amortization of acquisition-related intangibles	153	158
Add: Transaction and integration costs	8	18
Add: Accrual relating to legal settlement	9	—
Add/(Less): Net losses (income) from unconsolidated investees	42	(25)
Less: Income tax effect for the above items	(58)	(40)
Add/(Less): Deferred tax adjustments on acquisition-related intangibles	(7)	1
Adjusted net income attributable to ICE	$804	$758

Basic earnings per share	$1.17	$1.15
Diluted earnings per share	$1.16	$1.14

Adjusted basic earnings per share	$1.43	$1.35
Adjusted diluted earnings per share	$1.43	$1.34

Basic weighted average common shares outstanding	561	562
Diluted weighted average common shares outstanding	564	565

Free Cash Flow Calculation

(In millions)

(Unaudited)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Cash flow from operations	$756	$734
Less: Capital expenditures and capitalized software development costs	(103)	(116)
Add: Section 31 fees, net	7	84
Free cash flow	$660	$702

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds and operates digital networks to connect people to opportunity. We provide financial technology and data services across major asset classes that offer our customers access to mission-critical workflow tools that increase transparency and operational efficiencies. We operate exchanges, including the New York Stock Exchange, and clearing houses that help people invest, raise capital and manage risk across multiple asset classes. Our comprehensive fixed income data services and execution capabilities provide information, analytics and platforms that help our customers capitalize on opportunities and operate more efficiently. At ICE Mortgage Technology, we are transforming and digitizing the U.S. residential mortgage process, from consumer engagement through loan registration. Together, we transform, streamline and automate industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 3, 2022. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

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